Exhibit 99.1

Virco Reports Revenue Grew 9% in 2017 (FYE ’18)

•	Solid demand for educational furniture, equipment and services drive organic growth

•	Strategic decision to hold prices steady reduces operating margins

•	Favorable early-season trends suggest further growth and improved margins

Globe Newswire-Torrance, California--April 27, 2018-Virco Mfg. Corporation today announced quarterly and full-year results for its fiscal year ended January 31, 2018.

For the full year ended January 31, 2018, revenue grew 9.2% to $189,287,000 from $173,417,000 the prior year. For the fourth quarter ended the same date, revenue was up a more modest 5% to $24,622,000 from $23,441,000. Operating income declined 33% for the full year due to a strategic decision early in the year not to raise prices. For the quarter, operating income declined 11.6%. Downward revaluation of deferred tax assets due to the recent tax law revision resulted in a one-time, non-operating, non-cash reversal of $4,438,000. This resulted in a net loss of $3,209,000 for the year and $8,550,000 for the quarter. As with last year’s recognition of the value of these deferred tax assets which resulted in a one-time, non-operating, non-cash increase to reported earnings of $17,962,000, management does not consider these fluctuations in tax law as indicative of underlying operations.

More relevant is the strong organic growth in demand for the Company’s products and services. This demand has continued into the early months of the new year, with order rates, backlog, and margins all suggesting further improvement is possible for the full year. As always, management cautions against using early trends - whether favorable or unfavorable - as the primary basis for evaluating Company progress. Nonetheless, after a number of years attempting to balance the scale of operations with market demand, the recent multi-year pattern of profitable revenue growth suggests the rebalancing has succeeded.

As the year progressed, it became apparent that higher costs for certain services and materials were not being captured by headline inflation figures but were nonetheless having an impact on Company margins. The strategic decision not to raise prices thus had a notable negative impact on earnings. Management believes this has been addressed with a moderate but appropriate price increase for the coming year. Recognizing the inherent tension between higher prices-a cost ultimately born by working families whose children use Virco furniture at school-and higher returns, management considers the balance between costs and prices just as carefully as the balance between capacity and demand.

Ongoing shifts in the logic of global sourcing have so far been favorable for the Company, validating prior decisions to maintain robust domestic capabilities in product development, fabrication, assembly and distribution. Improvements in these operations were masked by the decision not to raise prices. However, management believes they provide a more reliable foundation for bottom-line realization of this year’s price increase.

Commenting on this year’s results, Chairman and CEO Robert Virtue said:

“This marks our fourth consecutive year of profitable revenue growth. As a result, we were able to resume our traditional annual cycle of fabrication and assembly, which has proven over many years to be the most efficient operating model for our highly seasonal business. Despite a decision not to raise prices, the efficiencies generated by our American factory and distribution teams were sufficient to allow the resumption of a regular quarterly dividend.

“For many years Virco was one of the most reliable dividend-paying public companies. After eliminating the dividend due to serious economic and global challenges, it was always our goal to restore it and return to the reliability that is a such a proud part of our history. Among our many accomplishments last year, which included meaningful growth and raises for all of our workers, I’m most pleased about having been able to reinstate the dividend.”

President Doug Virtue commented on Virco’s goals for the future:

“As we look forward to the continued evolution of public education, we want to make sure we remain relevant in key areas of mutual concern: inclusion, dignity, and leadership. We will continue developing furniture that encourages students of all learning styles to participate actively in the classroom. We will build our products with care and quality because that’s what every student deserves. We will continue to innovate new platforms that support new curricula, especially experiential leaning such as technical, craft, and professional services training.”

	Three Months Ended		Twelve Months Ended
	1/31/2018	1/31/2017	1/31/2018	1/31/2017
	(In thousands, except per share data)

Net sales	$ 24,622	$ 23,441	$ 189,287	$ 173,417
Cost of sales	18,728	17,010	123,816	110,874
Gross profit	5,894	6,431	65,471	62,543
Selling, general administrative & other expense	11,760	11,686	61,512	56,599
Operating income (loss)	(5,866)	(5,255)	3,959	5,944
Interest expense, net	265	141	1,545	1,217
Income (loss) before income taxes	(6,131)	(5,396)	2,414	4,727
Income tax expense (benefit)	2,419	(411)	5,623	(18,033)
Net income (loss)	$ (8,550)	$ (4,985)	$ (3,209)	$ 22,760

Net income (loss) per share - basic (a)	$ (0.56)	$ (0.33)	$ (0.21)	$ 1.51
Net income (loss) per share - diluted	$ (0.56)	$ (0.33)	$ (0.21)	$ 1.49

Weighted average shares outstanding - basic (a)	15,317	15,128	15,244	15,067
Weighted average shares outstanding - diluted	15,317	15,128	15,244	15,266
(a) Net loss per share was calculated based on basic shares outstanding due to the anti-dilutive effect on the inclusion of common stock equivalent shares.
			1/31/2018	1/31/2017
Current assets			$ 55,713	$ 48,493
Non-current assets			60,910	59,694
Current liabilities			27,723	21,585
Non-current liabilities			30,188	27,248
Stockholders' equity			58,712	59,354

Contact:

Virco Mfg. Corporation (310) 533-0474
Robert A. Virtue, Chairman and Chief Executive Officer
Doug Virtue, President
Robert Dose, Chief Financial Officer

This news release contains “forward-looking statements” as defined by the Private Securities Reform Act of 1995. These statements include, but are not limited to, statements regarding: business strategies; market demand and product development; order rates and trends in seasonality; product relevance; economic conditions and patterns; the educational furniture industry including the domestic market for classroom furniture; state and municipal bond and/or tax funding; the rate of completion of bond funded construction projects; cost control initiatives; absorption rates; the relative competitiveness of domestic vs. international supply chains; trends in shipping costs; use of temporary workers; marketing initiatives; and international or non K-12 markets. Forward-looking statements are based on current expectations and beliefs about future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors, many of which are out of our control and difficult to forecast. These factors may cause actual results to differ materially from those that are anticipated. Such factors include, but are not limited to: changes in general economic conditions including raw material, energy and freight costs; state and municipal bond funding; state, local, and municipal tax receipts; order rates; the seasonality of our markets; the markets for school and office furniture generally, the specific markets and customers with which we conduct our principal business; the impact of cost-saving initiatives on our business; the competitive landscape, including responses of our competitors and customers to changes in our prices; demographics; and the terms and conditions of available funding sources. See our Annual Report on Form 10-K for the year ended January 31, 2018 and other material filed with the Securities and Exchange Commission for a further description of these and other risks and uncertainties applicable to our business. We assume no, and hereby disclaim any, obligation to update any of our forward-looking statements. We nonetheless reserve the right to make such updates from time to time by press release, periodic reports, or other methods of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements which are not addressed by such an update remain correct or create an obligation to provide any other updates.